EXHIBIT 6


[Letterhead of Sutherland Asbill & Brennan LLP]



                                December 21, 1999


PFL Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499

                  Re:      PFL Variable Life Account A
                           File No. 333-87023

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Pre-Effective Amendment No. 1 to the Form S-6 registration statement for PFL Variable Life Account A (File No. 333-87023). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By: /s/ Stephen E. Roth
                                                -------------------
                                                Stephen E. Roth, Esq.